Exhibit 4.14

REGISTRATION RIGHTS AGREEMENT
AMONG
PURE EARTH, INC.
AND
CERTAIN HOLDERS OF ITS SHARES

Dated as of March 4, 2008

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

REGISTRATION UNDER SECURITIES ACT

2.1 Registration on Request	3
2.2 Incidental Registration	4
2.3 Registration Procedures	5
2.4 Underwritten Offerings	8
2.5 Preparation; Reasonable Investigation	9
2.6 Indemnification	9
2.7 Participation in Underwritten Registrations	12
2.8 Adjustments Affecting Registrable Securities	12

ARTICLE III

MISCELLANEOUS

3.1 Rule 144; Rule 144A	12
3.2 Other Registration Rights	13
3.3 Amendments and Waivers	13
3.4 Notices	13
3.5 Binding Agreement	13
3.6 Nominees for Beneficial Owners	14
3.7 Descriptive Headings	14
3.8 Specific Performance	14
3.9 GOVERNING LAWS	14
3.10 Counterparts	14
3.11 Severability	14
3.12 Entire Agreement	15

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT is made and entered into this 4th day of March, 2008 between PURE EARTH, INC., a Delaware corporation (the “Company”), and each of the Persons signatory hereto, whether on the signature pages hereto or pursuant to a joinder agreement (together with their respective successors and permitted assigns, the “Holders” and individually as a “Holder”).
In consideration of the parties entering into the agreements and carrying out the transactions herein described, and for other good and valuable consideration, the parties agree as follows:
ARTICLE I
DEFINITIONS
As used herein, unless the context otherwise requires, the following terms have the following respective meanings:
“Commission” means the Securities and Exchange Commission or any other United States agency at the time administering the Securities Act.
“Common Shares” means shares of Common Stock.
“Common Stock” means the then outstanding shares of the capital stock of the Company, however designated, that is not limited as to the amount of dividends or the amount of distributions upon liquidation or dissolution of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“Initial Public Offering” means the first Public Offering by the Company.
“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.
“Public Offering” means any primary or secondary public offering of Common Shares pursuant to an effective registration statement under the Securities Act other than a registration statement on a form registering the types of transactions generally eligible for registration on Form S-4 or S-8 (or any successor forms thereto).
“Public Sale” means any Public Offering or any sale of Common Shares to the public pursuant to Rule 144 effected through a broker or dealer.

“Qualified Public Offering” means the consummation of one or more public offerings of Common Stock or Common Stock Equivalents of the Company pursuant to an effective registration statement (other than on Form S-4 or Form S-8) under the Securities Act, (i) in each case underwritten by a regionally or nationally recognized investment bank pursuant to which the Company receives gross cash proceeds (before reduction for underwriting commissions, registration fees and expense and other costs and expenses relating to the offering) of at least $20,000,000 and (ii) that alone or in the aggregate for all such offerings described in the immediately preceding clause (i) have gross cash proceeds (before reduction for underwriting commissions, registration fees and expenses and other costs and expenses relating to such offerings) of at least $50,000,000.
“Registrable Securities” means (i) any outstanding Common Shares issued or issuable to the Holders and (ii) any securities issued or issuable with respect to any such Common Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been distributed in accordance with such registration statement, (ii) such securities have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred and the subsequent disposition thereof shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.
“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Article II, including, without limitation, (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) messenger and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and expenses of one counsel, who may be counsel for the Company, chosen by the Holders of a majority of the Registrable Securities included in such Public Offering, (vii) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered (if the Company elects to obtain any such insurance), and (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.
“Requesting Holder” means, in respect of any registration pursuant to Article II hereof, any Holder who gives notice to the Company of its request to include Registrable Securities in such registration.
“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.
“Securities Act” means the Securities Act of 1933, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

ARTICLE II
REGISTRATION UNDER SECURITIES ACT
2.1 Registration on Request.
(a) Request. If at any time after the Company consummates a Qualified Public Offering through the tenth anniversary of the date hereof, the Holders of a majority of Registrable Securities request in writing that the Company effect the registration under the Securities Act of a specified number of the Registrable Securities held by them, specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered Holders, and thereupon the Company, in accordance with the provisions of Section 2.3 hereof, will use its reasonable efforts to effect the registration under the Securities Act of:
(i) the Registrable Securities which the Company has been so requested to register for disposition in accordance with the intended method or methods of disposition stated in such request, and
(ii) all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within 20 days after the giving of such written notice by the Company, all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of Registrable Securities to be so registered. The Company shall be required to effect only one registration pursuant to this Section 2.1(a).
(b) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to be effected (i) if a registration statement with respect thereto shall not have become effective, (ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or any court, and the result of such interference is to prevent the Holders of Registrable Securities to be sold thereunder from disposing of such Registrable Securities in accordance with the intended methods of disposition, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the Holders of a majority of the Registrable Securities that were to have been sold thereunder, other than as a result of any breach by any Holder of its obligations thereunder or hereunder.
(c) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall permit the disposition of the Registrable Securities to be so registered in accordance with the intended method or methods of disposition specified in the request of the Holders of Registrable Securities being registered for such registration. The Company agrees to include in any such registration statement all information which the Holders of Registrable Securities being registered shall reasonably request.

(d) Expenses. The Registration Expenses in connection with any registration requested pursuant to this Section 2.1 shall be paid one-half by the Company and one-half by the participants (including the Company in respect of any primary or original issuance shares) in such registration pro rata based on the number of shares included in the registration.
(e) Selection of Underwriters. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the managing underwriter or underwriters shall be selected by the Holders of a majority of the Registrable Securities requested by the Requesting Holders to be included in such registration statement, subject to the reasonable approval of the Company’s Board of Directors.
(f) Priority in Requested Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Requesting Holder) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company and Holders of a majority of the Registrable Securities who initiated the registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration by all Holders thereof, pro rata among such Holders on the basis of the number of Registrable Securities requested to be so registered.
2.2 Incidental Registration.
(a) Right to Include Registrable Securities. Through the tenth anniversary of the date hereof, if the Company at any time proposes to register any of its securities under the Securities Act (other than the Company’s Initial Public Offering and other than by a registration on Form S-4 or S-8 (or any successor forms thereto) or filed in connection with an exchange offer, or any offering of securities solely to the Company’s existing security holders, and other than pursuant to Section 2.1), whether or not for sale for its own account, the Company will at each such time give prompt written notice to all Holders of its intention to do so and of such Holders’ rights under this Section 2.2. Upon the written request of any Holder made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will, subject to the provisions of Section 2.2(c), use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. Notwithstanding anything herein to the contrary, if any Registrable Securities are included in the registration constituting the Initial Public Offering, all Holders shall, subject to the provisions of Section 2.2(c), be entitlted to include Registrable Securities therein.

(b) Expenses. The Company will pay all Registration Expenses (other than the expenses of any counsel to the Holders of Registrable Securities) in connection with each registration of Registrable Securities requested pursuant to this Section 2.2 including, without limitation, any such registration not effected by the Company. To the extent expenses of the registration are not required to be paid by the Company, each holder of securities included in the registration will pay its own expenses.
(c) Priority in Incidental Registrations. If a registration pursuant to this Section 2.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing, that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company, or that the kind of securities requested or otherwise proposed to be included in such registration statement would materially and adversely affect the success of such offering, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) if the registration is a primary registration on behalf of the Company, (A) first, the securities proposed to be registered by the Company, and (B) second, the Registrable Securities and securities of other Persons included in such registration pro rata in accordance with the number of Registrable Securities requested to be included by the Requesting Holders and the number of other securities proposed to be registered by the other Persons with registration rights under written agreements (notwithstanding anything to the contrary in any other such written agreement), and (ii) if the registration is a secondary registration on behalf of other Persons, the Registrable Securities and securities of other Persons included in such registration pro rata in accordance with the numbers of Registrable Securities requested to be included by the Requesting Holders and the numbers of other securities proposed to be registered by the other Persons. Without the consent of the Holders of at least a majority of Registrable Securities, the Company will not grant any registration rights inconsistent with the provisions of this Section 2.2. In the event a contemplated distribution does not involve an underwritten public offering, the determinations contemplated by this Section 2.2 shall be made by the Board of Directors in its reasonable discretion.
2.3 Registration Procedures. If and whenever the Company is required to use its reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 the Company will as expeditiously as possible:
(a) prepare and as soon thereafter as practicable file with the Commission the requisite registration statement to effect such registration and thereafter use its reasonable efforts to cause such registration statement to become effective; provided, that before filing such registration statement or any amendments thereto, the Company will furnish to the Requesting Holders copies of all such documents proposed to be filed; provided, further, that, in addition to the delay or cancellation rights of the Company set forth in Section 2.2(a), the Company may postpone the filing or effectiveness of a registration for a period not to exceed ninety (90) days if the Company reasonably believes that such registration might reasonably be expected to have an adverse effect on any proposal or plan to engage in any acquisition of assets or capital stock or any merger, consolidation, tender offer or similar transaction; or would otherwise require disclosure of information which the Board of Directors of the Company determines should not be disclosed; provided, further, that no more than one postponement under this Section 2.3(a) may be imposed during any twelve-month period.

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for a period of either (i) not more than 90 days (subject to extension pursuant to the last paragraph of this Section 2.2) or, if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that the Company may terminate the effectiveness of a registration if the Company reasonably believes that such registration might reasonably be expected to have an adverse effect on any proposal or plan to engage in any acquisition of assets or capital stock or any merger, consolidation, tender offer or similar transaction or would otherwise require disclosure of information which the Board of Directors of the Company determines should not be disclosed, in which event, such registration will not count as a registration pursuant to Section 2.1 with respect to Requesting Holders who have not sold thereunder all of the Registrable Securities included in such registration;
(c) furnish to each Requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, but only one copy thereof to each such Requesting Holder), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents in order to facilitate the disposition of the Registrable Securities owned by such Requesting Holder, as such Requesting Holder may reasonably request;
(d) use its reasonable efforts to register or qualify such Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Requesting Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such Requesting Holder to consummate the disposition in such jurisdictions of the securities owned by such Requesting Holder; provided, that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this Section 2.3(d), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in such jurisdiction;

(e) use its reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Requesting Holder or Requesting Holders thereof to consummate the disposition of such Registrable Securities;
(f) promptly notify each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such Requesting Holder, promptly prepare and furnish to such Requesting Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(g) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each Requesting Holder a copy of any amendment or supplement to such registration statement or prospectus upon the filing thereof with the Commission;
(h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;
(i) use its reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on any securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange;
(j) if such registration is an underwritten public offering, obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting), signed by the Company’s independent public accountants in customary form and covering matters customarily covered by comfort letters; and

(k) obtain a legal opinion of the Company’s counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement) as required by the underwriters, if any, or, if such registration does not include an underwritten public offering, in customary form and covering such matters customarily covered by opinion letters as the Holders of a majority of the Registrable Securities being sold reasonably request.
The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.
Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(f), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(f) and, if so directed by the Company, such Holder will use its reasonable efforts to deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable time period mentioned in Section 2.3(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(g), to and including the date when each Holder of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.3(g).
2.4 Underwritten Offerings.
(a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering. Such agreement shall be reasonably satisfactory in substance and form to the Holders of a majority of the Registrable Securities included in such registration and the underwriters and shall contain such representations and warranties by the Company and by the selling Holders and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders.

(b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, (i) the managing underwriter or underwriters shall be selected by the Company, and (ii) the Company will, if requested by any Holder as provided in Section 2.2, and subject to the provisions of Section 2.2(b), use its reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders.
(c) Holdback Agreements. Each Holder agrees for the benefit of the Company not to effect any Public Sale of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (or any similar provision then in force), during the ten days before and the number of days established for a lockup by the underwriters (but in any event not to exceed 180 days) after the effective date of the Company’s Initial Public Offering; provided, however, that such limitation shall be applicable only in the event and only for as long as all officers, directors and other affiliates of the Company are subject to the same limitation; provided, further, however, that such limitation shall cease to apply immediately upon the effectiveness of any subsequent registration statement with respect to the Company’s equity securities (other than any registration statement on Form S-4 or S-8 (or any successor forms thereto)).
2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, but only to the extent of disclosure about such Holders contained in each such document.
2.6 Indemnification.
(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article II, the Company will, and hereby does, indemnify and hold harmless, the Holder of any Registrable Securities covered by such registration statement, each director of the Company, each officer of the Company, and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who “controls” such Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holder or any such director, officer, agent, employee, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained (x) in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto or any document included by reference therein, or (y) in any application or other document or communication (in this Section 2.7 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such director, officer, agent, employee, underwriter and controlling person for any reasonable legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, agent, employee, underwriter or controlling Person and shall survive the transfer of such securities by such Holder. The Company shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified in respect of a claim for each jurisdiction in which such counsel is required unless in the reasonable judgment of such counsel a conflict of interest may exist between such indemnified party and any other indemnified party in respect of such claim.
(b) Indemnification by the Holders. Each Holder of any Registrable Securities covered by any registration under the Securities Act pursuant to this Article II shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6(a)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who “controls” the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or such application. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Holder. The indemnity provided by each Holder under this Section 2.6(b) shall be provided severally, and not jointly or jointly and severally with any other seller or prospective seller of the Company’s securities, and, in the absence of fraud on the part of such Holder, shall be limited in amount to the lesser of (i) such Holder’s allocable portion (based upon the number of Registrable Securities included in the registration statement) of the liability for indemnification and (ii) the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which includes any admission of liability of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d) Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund if the party receiving such payments is subsequently found not to have been entitled thereto hereunder.
(e) Contribution. If for any reason the indemnities provided under Sections 2.6(a) and 2.6(b) are unavailable or insufficient to hold harmless an indemnified party thereunder, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any claim in such proportion as is appropriate too reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and each Person selling securities agree with each other that no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnities Sections 2.6(a) and 2.6(b) were available. The Company and each such Holder agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section 2.6(e), each Person, if any, who “controls” an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who “controls” the Company or a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such Holder, as the case may be.

2.7 Participation in Underwritten Registrations.
No Person may participate in any underwritten registration hereunder unless such Person agrees to sell such Person’s securities on the basis provided in any underwriting arrangements reasonably approved by the Company.
2.8 Adjustments Affecting Registrable Securities.
In connection with the Initial Public Offering, the Company will effect such sub division of Common Shares as may be reasonably recommended by the underwriters to increase the marketability of the Registrable Securities.
ARTICLE III
MISCELLANEOUS
3.1 Rule 144; Rule 144A.
If the Company shall have filed a registration statement which has become effective pursuant to Section 12 of the Exchange Act or a registration statement which has become effective pursuant to the Securities Act, the Company will use its reasonable best efforts to file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any Holder make publicly available other information) and will take such further action as such Holders may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
Except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act, the Company shall, upon the written request of any Holder, provide to any such Holder and to any prospective institutional transferee of Registrable Securities designated by such Holder, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Holder may reasonably determine is required to permit a transfer of such Registrable Securities to comply with the requirements of Rule 144A promulgated under the Securities Act.

3.2 Other Registration Rights.
Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to grant to any Person the right to request that the Company register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without any consent of the Holders of the Registrable Securities being necessary; provided, that any such right granted to any such Person shall not conflict with, interfere with, modify or in any way diminish the rights granted to the Holder under this Agreement (provided that the provisions of Sections 2.1(f) and 2.2(c) shall not be deemed to breach this Section 3.2), and the equity securities with respect to which such rights are granted to such Person shall not rank superior or senior to the Registrable Securities.
3.3 Amendments and Waivers.
This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Holders of at least a majority of all Registrable Securities at the time outstanding; provided, that any amendment to this Agreement that materially adversely affects the rights of any Holder differently than such amendment affects the rights of other Holders shall also require the approval of the affected Holder; provided, further, that this Agreement may be amended by the Company and the Holders of a majority of the Registrable Securities to add as parties hereto Persons who in the future become Holders.
3.4 Notices.
All communications provided for hereunder shall be in writing and shall be delivered personally or by telecopy or sent by first-class mail and addressed to such Holder at the address that such Holder shall have furnished to the Company in writing, and if to the Company:
Pure Earth, Inc.
One Neshaminy Interplex
Suite 201
Trevose, PA 19053
Attn: Brent Kopenhaver
Fax: (215) 639-8756
3.5 Binding Agreement.
This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders of Registrable Securities as such shall be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

3.6 Nominees for Beneficial Owners.
In the event that Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option and by written notice to the Company, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any percentage of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement).
3.7 Descriptive Headings.
The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.
3.8 Specific Performance.
The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.
3.9 GOVERNING LAWS.
ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.
3.10 Counterparts.
This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
3.11 Severability.
In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

3.12 Entire Agreement.
This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

PURE EARTH, INC.
By:	/s/ Mark Alsentzer
	Name:	Mark Alsentzer
	Title:	President & CEO
Registration Rights Agreement

FIDUS MEZZANINE CAPITAL L.P.

By:	Fidus Mezzanine Capital GP, LLC, its General Partner

	By:	/s/ Edward H. Ross Name: Edward H. Ross
Title: Managing Partner
Registration Rights Agreement